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                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-21267) of Triathlon Broadcasting Company and in the related Prospectus of our report dated April 4, 1997, except for Note 13, as to which the date is April 25, 1997, with respect to the consolidated financial statements of Triathlon Broadcasting Company included in this Annual Report (Form 10-KSB) for the transition period from April 1, 1996 to December 31, 1996.


                                            Ernst & Young LLP


New York, New York
May 9, 1997